UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013 (September 9, 2013)

REGENERON PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	000-19034	13-3444607
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

777 Old Saw Mill River Road,

Tarrytown, New York 10591-6707

(Address of principal executive offices, including zip code)

(914) 847-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 9, 2013, Regeneron Pharmaceuticals, Inc. (the “Company”) appointed Robert E. Landry as Senior Vice President of Finance, Deputy Chief Financial Officer. Mr. Landry will assume the position of the Company’s Chief Financial Officer effective October 1, 2013.

Previously, Mr. Landry, 49, served as Senior Vice President, Treasurer, at Pfizer Inc. from October 2012 to August 2013 and Senior Vice President – Finance, Pfizer’s Diversified Business, from October 2009 to October 2012. Prior to those roles, Mr. Landry held a number of positions at Wyeth, which was acquired by Pfizer Inc. in October 2009, including Treasurer and Principal Corporate Officer from 2007 to 2009, Director of Pharmaceutical Marketing and Sales of Wyeth’s Australian affiliate from 2006 to 2007, and Chief Financial Officer of Wyeth’s Australian and New Zealand affiliates from April 2004 to January 2006.

Mr. Landry and the Company are parties to an offer letter effective September 9, 2013 (the “Offer Letter”). Under the terms of the Offer Letter, Mr. Landry is entitled to an annual base salary of $500,000 and will be eligible for an annual bonus target for 2014 of 45% of his base salary based on his and the Company’s performance. In addition, he is entitled to a sign-on bonus consisting of $50,000 to be paid initially and $50,000 to be paid after six months of employment. The sign-on bonus amounts are subject to repayment if Mr. Landry leaves the Company prior to completing a full year of service from the date of receipt of the relevant bonus amount. He will also receive, under the Company’s Second Amended and Restated 2000 Long-Term Incentive Plan, an award of options to purchase 80,000 shares of the Company common stock, $0.001 par value per share (“Common Stock”), which will vest in four equal installments beginning on the first anniversary of the date of the commencement of his employment, and an award of 5,000 shares of restricted Common Stock that will vest in its entirety on September 9, 2018, provided he remains employed by the Company through that date.

Mr. Landry will participate in the Company’s Change in Control Severance Plan, a copy of which was previously filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 26, 2009, as well as in benefit programs offered by the Company to similarly situated employees. The description of Mr. Landry’s compensation arrangements set forth above is qualified in its entirety by reference to the Offer Letter, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Murray A. Goldberg, the Company’s current Senior Vice President, Finance and Administration, Chief Financial Officer and Assistant Secretary, will cease to be the Company’s Chief Financial Officer effective October 1, 2013 and is expected to remain with the Company as its Senior Vice President, Administration and Assistant Secretary through the end of 2014.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Offer Letter for Robert Landry effective September 9, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2013	REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Joseph J. LaRosa
Name: Joseph J. LaRosa
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Number	Description
10.1	Offer Letter for Robert Landry effective September 9, 2013.